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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
Crosstex Energy, L.P.

        We consent to the incorporation by reference in the registration statements No. 333-107025, 333-127645 and 333-159140 on Forms S-8 and No 333-166663 on Form S-3 of Crosstex Energy, L.P. and subsidiaries of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Crosstex Energy, L.P. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in partners' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Crosstex Energy, L.P. and subsidiaries.

/s/ KPMG LLP

Dallas, Texas
February 25, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm